Exhibit 99.1

Phillips Edison & Company Reports First Quarter 2018 Results;
Increases Estimated Value per Share to $11.05

Record Number of Leases Executed and Strong Leasing Spreads During the Quarter Illustrate Strength in Grocery-Anchored Real Estate

CINCINNATI, OH, May 9, 2018 - Phillips Edison & Company, an internally-managed real estate investment trust (REIT) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, reported its results for the quarter ended March 31, 2018 and increased its estimated value per share to $11.05 as of March 31, 2018.

First Quarter 2018 Highlights (vs. First Quarter 2017)

•	Acquired one grocery-anchored shopping center for a total cost of $8.4 million

•	Net loss totaled $1.8 million

•	Funds from operations (FFO) per diluted share increased 20.0% to $0.18

•	FFO totaled 104% of regular distributions made during the quarter

•	Modified funds from operations (MFFO) per diluted share increased 20.0% to $0.18

•	Pro forma same-center net operating income (NOI)*, which reflects adjustments for the Phillips Edison Limited Partnership (PELP) acquisition in October 2017, increased 4.3% to $61.3 million

•	Net debt to total enterprise value was 41.9% at quarter-end

•	Outstanding debt had a weighted-average interest rate of 3.4% and 87.1% was fixed-rate debt
*Please see 'Pro Forma Same-Center Results' under Portfolio Results for additional disclosure

Estimated Value per Share Update

•
On May 9, 2018, the company’s board of directors increased the estimated value per share of its common stock to $11.05 as of March 31, 2018, based on the range of $10.35 to $11.75 provided by Duff & Phelps, an independent third-party valuation firm.

Management Commentary
“During the first quarter of 2018, we executed a record number of leases and realized 20.3% comparable spreads on new leases, both of which are strong indicators of the healthy fundamentals in our grocery-anchored portfolio,” said Jeff Edison, Chairman and Chief Executive Officer of Phillips Edison & Company. “The quarter also demonstrated the accretive integration of PELP’s 76 shopping centers and investment management business, which we acquired last October, with a 20% increase in MFFO per diluted share.”
“Our continued strong performance led our board to increase the estimated value of our common stock to $11.05 per share despite the challenging retail environment. We believe the current disparity between the public and private market valuations in retail real estate is unsupported as the operating fundamentals of our centers remain strong. We are confident that our best-in-class platform will continue to add value and drive growth at our grocery-anchored centers.”

First Quarter Ended March 31, 2018 Financial Results
Net (Loss) Income
For the first quarter of 2018, net loss totaled $1.8 million compared to net income of $1.1 million for the first quarter of 2017. Net loss was primarily driven by increased depreciation and amortization as a result of owning an additional 84 properties when compared to March 31, 2017.

Funds from Operations (FFO) as Defined by the National Association of Real Estate Investment Trusts (NAREIT)
For the first quarter of 2018, FFO attributable to stockholders and convertible noncontrolling interests increased 40.4% to $40.4 million, or $0.18 per diluted share, from $28.8 million, or $0.15 per diluted share, during the first quarter of 2017. The improvement in FFO was driven by an increase in net operating income generated by additional properties owned, $8.7 million of fee income for asset management and property management services generated by the investment management business acquired in the PELP transaction, and a 4.3% increase in pro forma same-center NOI.

Modified Funds from Operations (MFFO)
For the first quarter of 2018, MFFO increased 46.9% to $42.2 million, or $0.18 per diluted share, compared to $28.7 million, or $0.15 per diluted share, during the same year-ago quarter. The increase in MFFO was directly correlated to the increase in FFO.

Pro Forma Same-Center Results*
For the first quarter of 2018, pro forma same-center NOI increased 4.3% to $61.3 million compared to $58.8 million during the first quarter of 2017. The improvement was driven by a $0.21 increase in minimum rent per square foot on the company’s pro forma portfolio, as well as a $1.4 million decrease in operating expenses versus the comparable period.
Pro-forma same-center leased occupancy totaled 93.8% compared to 93.9% as of March 31, 2017.
*For purposes of evaluating same-center NOI on a comparative basis, and in light of the acquisition of PELP in October 2017, the company is presenting pro forma same-center NOI, which includes all properties that were owned and operational for the entire portion of both comparable reporting periods for both Phillips Edison & Company and PELP. As such, contributing to pro forma same-center NOI were 226 properties.

First Quarter Ended March 31, 2018 Portfolio Results
Portfolio Statistics
At quarter-end, the portfolio consisted of 237 properties, totaling approximately 26.4 million square feet located in 32 states. This compares to 154 properties, totaling approximately 16.8 million square feet located in 28 states as of March 31, 2017.
Leased portfolio occupancy totaled 93.6% compared to 93.9% as of December 31, 2017.

Leasing Activity
During the first quarter of 2018, a record 192 leases (new, renewal and options) were executed totaling approximately 821,000 square feet. This compares to 132 leases (new, renewal and options) executed totaling 557,000 square feet during the first quarter of 2017.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 20.3% for new leases and 10.7% for renewal leases, excluding options.

Acquisition Activity
One grocery-anchored shopping center was acquired for a total cost of $8.4 million during the first quarter of 2018. The property, located in Leesburg, Florida, outside Orlando, is anchored by Publix and totals approximately 135,000 square feet.

Investment Management Business
During the first quarter of 2018, the company generated $8.7 million of fee income for asset management and property management services rendered.
At quarter-end, the company had approximately $2.1 billion of third-party assets under management, which included Phillips Edison Grocery Center REIT II, Inc., Phillips Edison Grocery Center REIT III, Inc., and Necessity Retail Partners (a joint venture between Phillips Edison Grocery Center REIT II, Inc. and TPG).

Phillips Edison Grocery Center REIT III
Phillips Edison Grocery Center REIT III, Inc., Phillips Edison & Company’s third sponsored non-traded REIT, raised $56.8 million in a private offering of common stock. Additionally, on May 8, 2018, Phillips Edison Grocery Center REIT III had its registration statement pertaining to an initial public offering declared effective by the Securities and Exchange Commission and will offer up to an aggregate of $1.7 billion in common stock.

Balance Sheet Highlights at March 31, 2018
At quarter-end, the company had $474.4 million of borrowing capacity available on its $500 million revolving credit facility. During the quarter, the company executed a delayed draw on its five-year term facility to pay down the revolving credit facility.
Net debt to total enterprise value was 41.9% at March 31, 2018. Please see the Net Debt to Total Enterprise Value table for additional disclosure.
At quarter-end, the company's outstanding debt had a weighted-average interest rate of 3.4%, a weighted-average maturity of 5.2 years, and 87.1% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.4%, a weighted average maturity of 5.5 years, and 88.5% fixed-rate debt at December 31, 2017.

Estimated Value Per Share
Effective May 9, 2018, the company’s board of directors increased the estimated value per share of its common stock to $11.05 as of March 31, 2018.
Duff & Phelps was engaged to provide a calculation of the range in estimated value per share of the company’s common stock as of March 31, 2018. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market values of the company’s portfolio, adjusted to reflect balance sheet assets and liabilities, and the estimated value of in-place contracts of the third-party asset management business provided by the company’s management as of March 31, 2018, before calculating a range of estimated per share values based on the number of outstanding shares of common stock and operating partnership units (OP units) as of quarter end. These calculations produced an estimated value per share in the range of $10.35 to $11.75.
For a full description of the assumptions and methodologies used to determine the estimated value per share, see the Form 10-Q for the quarter ended March 31, 2018 to be filed with the SEC, which will be accessible on the SEC’s website at www.sec.gov.

First Quarter 2018 Distributions
Gross distributions of $38.3 million were paid to common shareholders and OP unit holders during the first quarter of 2018, including $12.8 million reinvested through the distribution reinvestment plan, for net cash distributions of $25.5 million.
During the quarter, FFO was $40.4 million, which totaled 104% of the company's gross distributions.
Subsequent to quarter-end, the company's board of directors authorized distributions for June 2018, July 2018, and August 2018 in the amount of $0.05583344 per share to the shareholders of record at the close of business on June 15, 2018, July 16, 2018, and August 15, 2018, respectively. OP unit holders will receive distributions at the same rate, subject to required withholding.

Share Repurchase Program (SRP)
During the first quarter of 2018, approximately 366,000 shares of common stock, totaling $4.0 million, were repurchased.
Subsequent to the quarter end, in April 2018, approximately 3.4 million shares of common stock, totaling $37.4 million, were repurchased at $11.00 per share under the SRP. Standard repurchase requests surpassed the funding limits under the SRP resulting in the company processing standard requests on a pro rata basis.
The company will continue to fulfill repurchases sought upon a stockholder’s death, “qualifying disability,” or “determination of incompetence” in accordance with the terms of the SRP.
Due to the program’s funding limits, the company does not expect funding to be available for standard repurchases for the remainder of 2018. Cash available for standard repurchases on any particular date under the SRP is generally limited to the proceeds from the dividend reinvestment plan during the preceding four quarters, less amounts already used for repurchases during the same time period.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison, Chief Financial Officer Devin Murphy, and Executive Vice President Mark Addy will host a live presentation addressing the company’s results on Thursday, May 10, 2018 at 1:00 p.m. Eastern Time.

Following management’s prepared remarks, there will be a question and answer session. Investors are encouraged to submit questions in advance of the presentation by emailing them to InvestorRelations@phillipsedison.com. Additionally, questions may be submitted via the webcast interface during the live presentation.

Interested parties will be able to access the presentation online or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.

Date: Thursday, May 10, 2018
Time: 1:00 p.m. Eastern Time
Webcast link: https://services.choruscall.com/links/peco180510.html
U.S. listen-only: (888) 346-2646
International listen-only: (412) 317-5249

A webcast replay will be available approximately one hour after the conclusion of the presentation in the Events & Presentations section of the Phillips Edison & Company website at http://investors.phillipsedison.com/event.

For investor-related updates on Phillips Edison, please visit http://www.phillipsedison.com/investors.

For more information on the company’s quarterly results, please refer to the company’s Form 10-Q for the quarter ended March 31, 2018, which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

Non-GAAP Disclosures
Pro Forma Same-Center Net Operating Income
Same-Center NOI represents the NOI for the properties that were owned and operational for the entire portion of both comparable reporting periods. For purposes of evaluating Same-Center NOI on a comparative basis, and in light of the company’s acquisition of 76 shopping centers and the investment management business from PELP, the company is presenting Pro Forma Same-Center NOI, which is Same-Center NOI on a pro forma basis as if the transaction had occurred on January 1, 2017. This perspective allows the company to evaluate Same-Center NOI growth over a comparable period. Pro Forma Same-Center NOI is not necessarily indicative of what actual Same-Center NOI and growth would have been if the PELP transaction had occurred on January 1, 2017, nor does it purport to represent Same-Center NOI and growth for future periods.
Pro Forma Same-Center NOI highlights operating trends such as occupancy rates, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, Pro Forma Same-Center NOI may not be comparable to other REITs.
Pro Forma Same-Center NOI should not be viewed as an alternative measure of the company’s financial performance since it does not reflect the operations of the company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of company properties that could materially impact its results from operations.

Funds from Operations and Modified Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for impairment losses on depreciable real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. The company calculates FFO Attributable to Stockholders and Convertible Noncontrolling Interests in a manner consistent with the NAREIT definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock.
MFFO is an additional performance financial measure used by the company as FFO includes certain non-comparable items that affect the company’s performance over time. MFFO excludes the following items:

•	acquisition and transaction expenses;

•	straight-line rent amounts, both income and expense;

•	amortization of above- or below-market intangible lease assets and liabilities;

•	amortization of discounts and premiums on debt investments;

•	gains or losses from the early extinguishment of debt;

•	gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of company operations;

•	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting; and

•	adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting.
The company believes that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods. The company believes it is more reflective of its core operating performance and provides an additional measure to compare its performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss) but have no impact on cash flows.
FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should not be considered alternatives to net income (loss) or income (loss) from continuing operations under GAAP, as an indication of liquidity, nor as an indication of funds available to cover the company’s cash needs, including its ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The company’s FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO, as presented, may not be comparable to amounts calculated by other REITs.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(Unaudited)
(In thousands, except per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Investment in real estate:
Land and improvements	$1,125,816	$1,121,590
Building and improvements	2,274,876	2,263,400
Acquired in-place lease assets	314,378	313,432
Acquired above-market lease assets	53,597	53,524
Total investment in real estate assets	3,768,667	3,751,946
Accumulated depreciation and amortization	(504,912)	(462,025)
Total investment in real estate assets, net	3,263,755	3,289,921
Cash and cash equivalents	14,690	5,716
Restricted cash	17,279	21,729
Account receivable - affiliates	6,935	6,102
Corporate intangible assets, net	52,200	55,100
Goodwill	29,066	29,066
Other assets, net	135,102	118,448
Total assets	$3,519,027	$3,526,082

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$1,834,829	$1,806,998
Acquired below-market lease liabilities, net of accumulated amortization
of $29,946 and $27,388, respectively	88,523	90,624
Accounts payable – affiliates	1,733	1,359
Accounts payable and other liabilities	132,670	148,419
Total liabilities	2,057,755	2,047,400
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 186,027 and 185,233
shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,860	1,852
Additional paid-in capital	1,638,176	1,629,130
Accumulated other comprehensive income	27,381	16,496
Accumulated deficit	(634,164)	(601,238)
Total stockholders’ equity	1,033,253	1,046,240
Noncontrolling interests	428,019	432,442
Total equity	1,461,272	1,478,682
Total liabilities and equity	$3,519,027	$3,526,082

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$71,449	$51,093
Tenant recovery income	22,437	16,936
Fees and management income	8,712	—
Other property income	601	274
Total revenues	103,199	68,303
Expenses:
Property operating	18,115	11,432
Real estate taxes	13,147	10,258
General and administrative	10,461	7,830
Depreciation and amortization	46,427	27,624
Total expenses	88,150	57,144
Other:
Interest expense, net	(16,779)	(8,390)
Other expense, net	(107)	(1,635)
Net (loss) income	(1,837)	1,134
Net loss (income) attributable to noncontrolling interests	237	(28)
Net (loss) income attributable to stockholders	$(1,600)	$1,106
Earnings per common share:
Net (loss) income per share attributable to stockholders - basic and diluted	$(0.01)	$0.01
Weighted-average common shares outstanding:
Basic	185,899	183,230
Diluted	230,352	186,022

Comprehensive income:
Net (loss) income	$(1,837)	$1,134
Other comprehensive income:
Change in unrealized gain on interest rate swaps	13,488	1,816
Comprehensive income	11,651	2,950
Net loss (income) attributable to noncontrolling interests	237	(28)
Other comprehensive income attributable to noncontrolling interests	(2,603)	—
Comprehensive income attributable to stockholders	$9,285	$2,922

The table below compares Pro Forma Same-Center NOI for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable) Change
	2018	2017(1)	$	%
Revenues:
Rental income(2)	$65,453	$64,521	$932
Tenant recovery income	21,181	21,127	54
Other property income	570	474	96
Total revenues	87,204	86,122	1,082	1.3%
Operating expenses:
Property operating expenses	13,630	14,609	979
Real estate taxes	12,298	12,752	454
Total operating expenses	25,928	27,361	1,433	5.2%
Total Same-center NOI	$61,276	$58,761	$2,515	4.3%

(1)
Adjusted for PELP same-center operating results prior to the transaction for these periods. For additional information and details about PELP operating results included herein, refer to the PELP Same-Center NOI table on the following page.

(2)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

Below is a reconciliation of Net (Loss) Income to Owned Real Estate NOI and Pro Forma Same-Center NOI for the three months ended March 31, 2018 and 2017 (in thousands):

	2018	2017
Net (loss) income	$(1,837)	$1,134
Adjusted to exclude:
Fees and management income	(8,712)	—
Straight-line rental income	(1,080)	(493)
Net amortization of above- and below-market leases	(1,007)	(331)
Lease buyout income	(23)	(27)
General and administrative expenses	10,461	7,830
Depreciation and amortization	46,427	27,624
Interest expense, net	16,779	8,390
Other	201	1,635
Property management allocations to third-party assets under management(1)	3,602	—
Owned Real Estate NOI	64,811	45,762
Less: NOI from centers excluded from same-center	(3,535)	(208)
NOI prior to October 4, 2017, from same-center properties acquired in the PELP transaction(2)	—	13,207
Total Pro Forma Same-Center NOI	$61,276	$58,761

(1)
This represents property management expenses allocated to third-party owned properties based on the property management fee that is provided for in the individual management agreements under which the company’s investment management business provides services.

(2)	See calculation on the following page.

Below is a breakdown of properties:

March 31, 2018
Same-center properties(1)	226
Non-same-center properties	11
Total properties	237

(1)	Property count includes 74 same-center properties acquired in the PELP transaction.

NOI from the PELP properties acquired prior to the PELP transaction was obtained from the accounting records of PELP without adjustment. The accounting records were subject to internal review by the company. The table below provides Same-Center NOI detail for the non-ownership period of PELP, which was the three months ended March 31, 2017.

2017
Revenues:
Rental income(1)	$14,766
Tenant recovery income	4,244
Other property income	248
Total revenues	19,258
Operating expenses:
Property operating expenses	3,533
Real estate taxes	2,518
Total operating expenses	6,051
Total Same-Center NOI	$13,207

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

The following section presents the company’s calculation of FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO and provides additional information related to the company’s operations for the three months ended March 31, 2018 and 2017 (in thousands, except per share amounts):

	2018	2017(1)
Calculation of FFO Attributable to Stockholders and Convertible Noncontrolling Interests
Net (loss) income	$(1,837)	$1,134
Adjustments:
Depreciation and amortization of real estate assets	42,299	27,624
FFO attributable to the Company	40,462	28,758
Adjustments attributable to noncontrolling interests not convertible into common stock	(97)	—
FFO attributable to stockholders and convertible noncontrolling interests	$40,365	$28,758
Calculation of MFFO
FFO attributable to stockholders and convertible noncontrolling interests	$40,365	$28,758
Adjustments:
Net amortization of above- and below-market leases	(1,007)	(331)
Depreciation and amortization of corporate assets	4,128	—
Gain on extinguishment of debt, net	—	(524)
Straight-line rent	(1,057)	(493)
Amortization of market debt adjustment	(272)	(278)
Other	31	1,594
MFFO	$42,188	$28,726

FFO Attributable to Stockholders and Convertible Noncontrolling Interests/MFFO per share
Weighted-average common shares outstanding - diluted(2)	230,360	186,022
FFO attributable to stockholders and convertible noncontrolling interests per share - diluted(2)	$0.18	$0.15
MFFO per share - diluted	$0.18	$0.15

(1)	Certain prior period amounts have been restated to conform with current year presentation.

(2)
Restricted stock awards were dilutive to FFO Attributable to Stockholders and Convertible Noncontrolling Interests and MFFO for the three months ended March 31, 2018 and 2017, and, accordingly, were included in the weighted-average common shares used to calculate diluted FFO Attributable to Stockholders and Convertible Noncontrolling Interests and MFFO per share.

Net Debt to Total Enterprise Value
The following table presents the company’s calculation of debt to total enterprise value as of March 31, 2018 and December 31, 2017 (dollars in thousands):

	March 31,	December 31,
	2018	2017
Net debt:
Total debt, excluding below-market adjustments and deferred financing costs	$1,844,879	$1,817,786
Less: Cash and cash equivalents	(14,690)	(5,716)
Total net debt	$1,830,189	$1,812,070
Enterprise Value:
Total net debt	$1,830,189	$1,812,070
Total equity value	2,535,280	2,526,557
Total enterprise value	$4,365,469	$4,338,627

Net debt to total enterprise value	41.9%	41.8%
(1) Total equity value is calculated as the product of the number of diluted shares outstanding and the estimated value per share at the end of the period. There were 230.5 million and 229.7 million diluted shares outstanding as of March 31, 2018 and December 31, 2017, respectively.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (formerly known as Phillips Edison Grocery Center REIT I, Inc.), an internally-managed real estate investment trust (REIT), is one of the nation’s largest owners and operators of grocery-anchored shopping centers. Its diversified portfolio of well-occupied neighborhood shopping centers has a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 31, 2018, the company manages 344 shopping centers - 237 of which it owns directly - comprising approximately 26.4 million square feet located in 32 states. The company’s proven, vertically-integrated operating platform allows it to effectively and efficiently acquire, lease and manage its properties, resulting in a history of strong operating results and great shopping experiences. For more information, please visit www.phillipsedison.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the quality of the Company’s portfolio of grocery-anchored shopping centers and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, such as the risks that retail conditions may adversely affect the company’s base rent and, subsequently, the company’s income, and that the company’s properties consist primarily of retail properties and the company’s performance, therefore, is linked to the market for retail space generally, as well as other risks that are described under the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, 513-338-2743
Director of Investor Relations
InvestorRelations@phillipsedison.com
Source: Phillips Edison & Company, Inc.
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